SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 21, 2005

MARQUEE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-122636	77-0642885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street
Kansas City, Missouri	64105
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code
(816) 221-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As reported on Form 8-K dated June 21, 2005, on June 20, 2005, Marquee Holdings, Inc. (“Holdings”), entered into a merger agreement with LCE Holdings, Inc. (“LCE Holdings”), the parent of Loews Cineplex Entertainment Corporation (“Loews”), pursuant to which LCE Holdings will merge with and into Holdings, with Holdings continuing as the holding company for the merged businesses, and Loews will merge with and into our wholly owned subsidiary, AMC Entertainment Inc. (the “Company” or “AMCE”), with the Company continuing after the merger (after the merger, the “Combined Company”).  Holdings refers to the merger of Holdings with LCE Holdings and the merger of the Company with Loews as, collectively, the “Mergers.”  The transactions are expected to close early in the Company’s fourth fiscal quarter of 2006 and are subject to the satisfaction of customary closing conditions for transactions of this type, including completion of financing to refinance the Company’s amended credit facility and Loews’ senior secured credit facility.  In addition, the Mergers are subject to antitrust approvals that have resulted in agreements with the Department of Justice and Attorneys General of California and the District of Columbia to divest 10 theatres and 120 screens in 7 U.S. markets.  Upon completion of the Mergers, the existing stockholders of Holdings would hold approximately 60% of its outstanding capital stock, and the current stockholders of LCE Holdings, Inc., including affiliates of Bain Capital Partners, LLC, The Carlyle Group and Spectrum Equity Investors, would hold approximately 40% of the outstanding capital stock.  The Company expects to pay costs and incur expenses related to this transaction, including one-time termination benefits, of approximately $80,000,000.

In connection with the Mergers, the Company intends to refinance the Company’s existing senior secured credit facility and Loews’ existing senior secured credit facility.  In addition, the Company intends to repurchase Loews’ outstanding 9.0% senior subordinated notes due 2014 (the “Loews Notes”) pursuant to a tender offer and consent solicitation.  The Company intends to consummate the Mergers concurrently with the refinancing of the Company’s existing senior secured credit facility and Loews’ existing senior secured credit facility, as well as the completion by Loews of a tender offer for the Loews Notes, which, collectively with the divestitures described above, the Company refers to as the “Merger Transactions.”

The completion of the tender offer for the Loews Notes is not a condition to the consummation of the Mergers.  However, if Loews does not complete the tender offer for the Loews Notes and the related consent solicitation, then under the terms of the indenture governing these notes, the Combined Company will be required to make a change of control offer and give holders of the Loews Notes an opportunity to sell the notes to the Combined Company at a price of 101% of the principal amount of the notes, plus accrued and unpaid interest and additional interest (as defined in the indenture), if any, to the date of repurchase. The Company has secured commitments to finance this repurchase offer, should it become necessary.

On July 30, 2004, LCE Holdings, a company formed by investment funds affiliated with Bain Capital, The Carlyle Group and Spectrum Equity Investors acquired 100% of the capital stock of Loews and, indirectly, Grupo Cinemex S.A. de C.V., or Cinemex, for an aggregate purchase price of approximately $1.5 billion.  The purchase of Loews and Cinemex was financed with borrowings by Loews under its existing senior secured credit facility, the issuance of the Loews Notes and cash equity investments by Bain Capital, The Carlyle Group and Spectrum Equity Investors.  Prior to the closing of the acquisition, Loews sold all of its Canadian and German film exhibition operations to its former investors, who indemnified Loews for certain potential liabilities in connection with those sales.  In addition, Loews has entered into definitive agreements to sell its interest in Megabox Cineplex, Inc. (“Megabox”), Loews’ joint venture in South Korea, and expects the sale to close in late 2005 or early 2006.  In this current report on Form 8-K, the Company refers to the transactions described in this paragraph and the payment of fees and expenses related thereto as the “Loews Transactions.”

On December 23, 2004, the Company completed a merger in which it was acquired by Holdings, a newly created investment vehicle owned by J.P. Morgan Partners (BHCA) L.P. and certain other affiliated funds managed by J.P. Morgan Partners, LLC (collectively, “JPMP”) and Apollo Investment Fund V, L.P. and certain related investment funds (collectively, “Apollo”) and certain other co-investors.  Marquee Inc. (“Marquee”), a wholly-owned subsidiary of Holdings, merged with and into the Company, with the Company as the surviving entity.  Pursuant to the terms of the merger, each issued and outstanding share of the Company’s common stock and Class B stock was converted into the right to receive $19.50 in cash and each issued and outstanding share of the Company’s preferred stock was converted into the right to receive $2,727.27 in cash.  The total value of the merger and related transactions was approximately $2.0 billion (approximately $1.67 billion in equity and the assumption of $750 million in debt less $397 million in cash and equivalents).  Following consummation of the merger, the Company became a privately held company, wholly owned by Holdings.  Holdings is currently owned by JPMP, Apollo, other co-investors and by certain members of management.  The consideration paid in the merger was funded with the proceeds from the issuance of the Company’s 85/8% senior fixed rate notes due 2012 and senior floating rate notes due 2010, the proceeds from the issuance of Holdings’ 12% senior discount notes due 2014, equity contributions by JPMP, Apollo and the other co-investors and cash on hand.  Concurrently with the consummation of the merger, the Company entered into an amendment to its existing $175.0 million revolving credit facility.  In this current report on Form 8-K, the Company refers to the transactions described in this paragraph and the payment of fees and expenses related thereto as the “Marquee Transactions.”

Holdings is providing in this current report on Form 8-K unaudited pro forma financial statements of the Company that give effect to the Merger Transactions.  Holdings has derived the unaudited pro forma condensed consolidated financial statements included in this current report on Form 8-K by applying pro forma adjustments attributable to the Merger Transactions, the Company’s contribution of assets by National Cinema Network (“NCN”) to a new joint venture company called National CineMedia, LLC (“NCM”), the Loews Transactions (including the proposed sale of Megabox) and the Marquee Transactions to the Company’s and Loews’ historical consolidated financial statements.  The unaudited pro forma condensed consolidated statement of operations data for the 52 weeks ended March 31, 2005, the 52 weeks ended September 29, 2005 and the 26 weeks ended September 29, 2005 give effect to the Merger Transactions, the Marquee Transactions, the Loews Transactions and the Company’s contribution of NCN assets to NCM as if they had each occurred on April 2, 2004.  The unaudited pro forma condensed consolidated balance sheet data gives effect to the Merger Transactions as if they had occurred on September 29, 2005.  Holdings describes the assumptions underlying the pro forma adjustments in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information.

The pro forma adjustments for the Merger Transactions related to fees and expenses, debt issue costs and interest expense are preliminary and based on information obtained to date and are subject to revision as additional information becomes available.  The pro forma adjustments for the Merger Transactions described in the accompanying notes will be made as of the closing date of the Merger Transactions and may differ from those reflected in these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and should not be considered indicative of the results that would have been achieved had the Merger Transactions been consummated on the dates or for the periods indicated and do not purport to represent consolidated balance sheet data or statement of operations data or other financial data as of any future date or any future period.

Loews is a reporting company. Loews’ historical financial statements are included in their filings and can be accessed electronically at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(a) Pro Forma Financial Information (Exhibit 99.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQUEE HOLDINGS, INC.

Date:	December 21, 2005	/s/ Craig R. Ramsey

Craig R. Ramsey
Executive Vice President and
Chief Financial Officer

MARQUEE HOLDINGS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Pro Forma Financial Information